As filed with the Securities and Exchange Commission on March 16, 2017
Registration No. 333- _____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CYBERARK SOFTWARE LTD.
(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

CyberArk Software Ltd.
94 Em-Ha’moshavot Road
Park Ofer, P.O. Box 3143
Petach Tikva 4970602, Israel
+972 (3) 918-0000
(Address of Principal Executive Offices)(Zip Code)

CyberArk Software Ltd. 2014 Share Incentive Plan
(Full Title of the Plans)

CyberArk Software, Inc.
60 Wells Avenue
Suite 103
Newton, Massachusetts 02459
(Name and address of agent for service)

Tel: (617) 965-1544
(Telephone number, including area code, of agent for service)

Copies to:

Colin J. Diamond, Esq. White & Case LLP 1155 Avenue of the Americas New York, NY 10036 Tel: (212) 819-8200 Fax: (212) 354-8113	Donna Rahav, Adv. General Counsel & Corporate Secretary CyberArk Software Ltd. 94 Em-Ha’moshavot Road Park Ofer, P.O. Box 3143 Petach Tikva, Israel Tel: +972-3-918-0000 Fax: +972-3-924-0111	Dan Shamgar, Adv. Mike Rimon, Adv. Meitar Liquornik Geva Leshem Tal 16 Abba Hillel Silver Rd. Ramat Gan 5250608, Israel Tel: +972-3-610-3100 Fax: +972-3-610-3111

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a small reporting company. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, par value New Israeli Shekel (“ NIS ”) 0.01 per share (“ Ordinary Shares ”)	3,311,644	(2)	$50.06	(3)	$165,780,899	$19,214

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminate number of Ordinary Shares as may be offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions pursuant to the terms of the CyberArk Software Ltd. 2014 Share Incentive Plan (the “2014 Plan”).

(2)
Represents (i) 610,027 additional Ordinary Shares available for issuance under the 2014 Plan, or the remaining half of the 1,220,054 Ordinary Shares added to the 2014 Plan effective as of January 1, 2015, (ii) 1,331,593 Ordinary Shares added to the 2014 Plan representing an automatic increase effective as of January 1, 2016 pursuant to the 2014 Plan, as amended, and (iii) 1,370,024 Ordinary Shares added to the 2014 Plan, representing an automatic increase effective as of January 1, 2017 pursuant to the 2014 Plan, as amended.

(3)
Calculated in accordance with Rule 457(h)(1) and 457(c) promulgated under the Securities Act, based on the average of the high and low prices ($50.40 and $49.72) of the Registrant’s Ordinary Shares on the NASDAQ Global Select Market on March 10, 2017.

EXPLANATORY NOTE

This Registration Statement is being filed to register an additional 3,311,644 ordinary shares, par value NIS 0.01 per share (“Ordinary Shares ”), of CyberArk Software Ltd. (the “Company,” the “Registrant” or “CyberArk”) issuable pursuant to the CyberArk Software Ltd. 2014 Share Incentive Plan, as amended (the “2014 Plan”).

On November 19, 2014, we filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-8 (File No. 333-200367) registering 219,358 Ordinary Shares issuable under the 2014 Plan and 224,000 Ordinary Shares issuable upon the exercise of options granted under the 2014 Plan. Subsequently, on March 18, 2015, we filed with the Commission a registration statement on Form S-8 (File No. 333-202850) registering 610,027 Ordinary Shares issuable under the 2014 Plan. On April 21, 2015, our compensation committee and board of directors (our “Board”) adopted, subject to approval of our shareholders, and on June 10, 2015, our shareholders approved, an amendment to the 2014 Plan to (a) increase the number of Ordinary Shares for issuance under the 2014 Plan by 610,027 Ordinary Shares as of January 1, 2015 and (b) amend the provision in the 2014 Plan regarding the increase of reserved number of shares under it, to provide that the number of Ordinary Shares available for issuance under the 2014 Plan will automatically increase on January 1 of each calendar year during the term of the 2014 Plan, commencing on January 1, 2016, by the lesser of (i) an amount determined by our Board, if so determined prior to January 1 of the calendar year in which the increase is set to occur, (ii) 4% of the total number of our ordinary shares outstanding on December 31 of the immediately preceding calendar year, and (iii) 4,000,000 ordinary shares.

The purpose of this Registration Statement is for the Registrant to register an additional 3,311,644 Ordinary Shares issuable under the 2014 Plan following the above-described amendments, consisting of (i) 610,027 Ordinary Shares, (ii) 1,331,593 Ordinary Shares added to the 2014 Plan representing an automatic increase effective as of January 1, 2016 pursuant to the 2014 Plan, as amended, and (iii) 1,370,024 Ordinary Shares added to the 2014 Plan, representing an automatic increase effective as of January 1, 2017 pursuant to the 2014 Plan, as amended.

Pursuant to Instruction E of Form S-8, the contents of our prior registration statements on Form S-8 (File Nos. 333-200367 and 333-202850) are incorporated herein by reference, and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

We hereby incorporate by reference the following documents (or portions thereof) that we have filed with or furnished to the Commission:

(a)	Our Annual Report on Form 20-F for the year ended December 31, 2016 filed with the Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on March 16, 2017; and

(b)	The description of our Ordinary Shares under “Item 1. Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A, filed with the commission on September 16, 2014.

All other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and, to the extent designated therein, Reports of Foreign Private Issuer on Form 6-K furnished by us to the Commission that are identified in such forms as being incorporated into this Registration Statement, in each case, subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold, are also incorporated herein by reference and shall be a part hereof from the date of the filing or furnishing of such documents.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The exhibits listed on the exhibit index at the end of this Registration Statement are included in this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on this 16th day of March, 2017.

CyberArk Software Ltd.

By:	/s/ Ehud Mokady
Name:	Ehud Mokady
Title:	Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned officers and directors of CyberArk Software Ltd., an Israeli corporation, do hereby constitute and appoint Ehud Mokady, Chief Executive Officer, and Joshua Siegel, Chief Financial Officer, and each of them, their lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with such registration statements or amendments or supplements thereof and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

[Signature Page to Follow]

Signature	Title	Date

/s/ Ehud Mokady	Chief Executive Officer (Principal Executive Officer) and	March 16, 2017
Ehud Mokady	Chairman of the Board

/s/ Joshua Siegel	Chief Financial Officer (Principal Financial and	March 16, 2017
Joshua Siegel	Accounting Officer)

/s/ Gadi Tirosh	Director	March 16, 2017
Gadi Tirosh

/s/ Ron Gutler	Director	March 16, 2017
Ron Gutler

/s/ Raphael Kesten	Director	March 16, 2017
Raphael Kesten

/s/ Kim Perdikou	Director	March 16, 2017
Kim Perdikou

/s/ David Schaeffer	Director	March 16, 2017
David Schaeffer

/s/ Amnon Shoshani	Director	March 16, 2017
Amnon Shoshani

AUTHORIZED REPRESENTATIVE IN
THE UNITED STATES:

Cyber-Ark Software, Inc.

By:	/s/ Ehud Mokady
Name:	Ehud Mokady
Title:	Chief Executive Officer, President,
Founder and Chairman of the Board
Date:	March 16, 2017

[Signatures to Power Of Attorney to CyberArk Form S-8 Registration Statement]

EXHIBIT INDEX

Item 8.	Exhibits.

Exhibit Number	Exhibit

4.1	CyberArk Software Ltd. 2014 Share Incentive Plan (1)

4.2	Articles of Association of the Registrant (2)

4.4	Specimen ordinary share certificate of the Registrant (3)

5.1	Opinion of Meitar Liquornik Geva Leshem Tal as to the legality of CyberArk Software Ltd.’s Ordinary Shares being registered*

23.1	Consent of Kost, Forer, Gabbay and Kasierer, a member of Ernst & Young Global*

23.2	Consent of Meitar Liquornik Geva Leshem Tal (included in Exhibit 5.1)*

24.1	Power of Attorney (included on the signature page of this Registration Statement)*

(1)	Incorporated by reference to Exhibit 4.10 to the Registrant’s Annual Report on form 20-F for the year ended December 31, 2015 filed with the Commission on March 10, 2016.
(2)	Incorporated by reference to Exhibit 3.4 to Amendment No. 2 to the F-1 Registration Statement, filed with the Commission on August 26, 2014.
(3)	Incorporated by reference to Exhibit 4.1 to the F-1 Registration Statement, filed with the Commission on August 26, 2014.
*	Filed herewith